MOVEMONEY.COM, INC.

Non-Qualified Stock Option Agreement

This Agreement ("Agreement") is entered into as of December 31, 1999, ("Effective Date"), between MoveMoney.com, Inc., a Texas corporation (the "Company"), and Brian Mantz, as an employee of the Company (the "Optionee").

RECITALS:

The Company desires to grant to the Optionee an option (the "Option") to purchase shares of its Common Stock, $0.001 par value (the "Common Stock").

The parties agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to the Optionee the right and option to purchase all or any part of an aggregate of 100,000 shares of Common Stock ("Shares") on the terms and conditions and subject to all the limitations set forth herein.

2. Purchase Price. The purchase price of the Shares covered by the Option shall be $0.15 per Share.

3. Exercise of Option. Subject to the other terms and conditions of this Agreement, the Option shall be exercisable as to 25% of the Shares on December 31, 2000, and shall become exercisable as to an additional 1/36th of the remaining Shares upon the expiration of each additional month until December 31, 2003, at which time the Option shall be exercisable in full.

Notwithstanding the foregoing, upon any Sale of the Company (as defined below), the Option shall immediately vest with respect to 100% of the Shares (to the extent that such Shares are not vested immediately prior to a Sale of the Company). A "Sale of the Company shall occur if the Company shall engage in a merger, consolidation, recapitalization, reorganization or sale, lease or transfer of all or substantially all of the Company's assets, and the Company or its shareholders immediately prior to the closing of such transaction shall beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation's parent corporation possessing less than 51% of the voting power of the surviving or acquiring corporation or such corporation's parent corporation; provided however, that a Sale of the Company shall not be deemed to occur upon any public or private offering or series of such offerings of securities of the Company that result in any such change in beneficial ownership.

Except as provided herein, the Option may not be exercised at any time unless Optionee shall have been in the continuous employ of the Company, or a parent or a subsidiary of the Company, as a consultant or employee of the Company, from the date of this Agreement to the date of the exercise of the Option.

4. Term of Option. The Option shall terminate on December 31, 2009 (the "Expiration Date"), but shall be subject to earlier termination as provided herein.

5. Termination of Employment. If Optionee's employment with the Company is terminated for reasons other than (i) permanent disability or (ii) death, the Option shall be exercisable, subject to the Expiration Date, only during the period of three months following such termination and only to the extent the Option was exercisable on the termination date; provided, however, that the Option will immediately terminate if Optionee is terminated for Cause. "Cause" means the termination by the Company of Optionee's employment for the following grounds:

(a) act or acts of fraud or misrepresentation by Optionee resulting or intending to result in personal gain or enrichment at he expense of the Company;

(b) misappropriation, embezzlement, theft or willful damage of or to any asset of the Company by Optionee or the inappropriate use of any of the Company funds or acts by Optionee;

(c) a good faith determination by the Board of Directors of the Company that Optionee has committed an act of gross negligence or willful misconduct which has or could reasonably be expected to have an adverse effect on the business or affairs of the company; or

(d) any criminal or illegal act or any act of moral turpitude by Optionee which adversely, whether directly or indirectly, affects the name or good will of the Company.

If Optionee's employment with the Company is terminated due to permanent disability, Optionee shall have the right to exercise the Option, to me extent the Option was exercisable on the termination date, through the Expiration Date. Whether any termination of employment is due to retirement or permanent disability, and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment, shall be determined by the board of directors of the Company.

If Optionee shall die while entitled to exercise the Option, Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option, to the extent the Option was exercisable on the date of Optionee's death, through the Expiration Date.

Except as provided otherwise provided in this paragraph 5, to the extent the Option is not exercisable on the termination of employment, the Option, or applicable portion thereof, shall be terminated and forfeited in full.

6. Non-Assignability. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his or her guardian or legal representative. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this paragraph 6, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

7. Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any representation required by paragraph 8 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all transfer or original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the holder and that the Company may, in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), require the holder to pay additional withholding taxes in respect of the amount that is considered compensation includable in such holders' gross income. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the shares being purchased pursuant to such exercise.

8. Purchase for Investment Unless the offering and sale of the Shares to be issued upon the exercise of the Option shall have been effectively registered under the Securities Act of 1933, as amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.

The person(s) who exercise the Option shall represent to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Snares shall be bound by the provisions of the following legend which shall be endorsed upon the certificates) evidencing their option Shares issued pursuant to such exercise;

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE

SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, the Act and all applicable state securities or "blue sky" laws).

9. Notices. Any notices required or permitted by the terms of this Agreement shall be given by personal delivery or registered or certified-mail, return receipt requested, addressed as follows:

To the Company:

MoveMoney.com, Inc.

1301 Capital of Texas Highway Building B, Suite 310 Austin, Texas 78746 Attn: President

To the Optionee, to the address shown below,

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when given in accordance with these provisions.

*

10. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Texas.

11, Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

EXECUTED as of December 31, 1999.

MOVEMONEY.COM, INC.

By: /s/ BALA VISHWANATH

Balamani S. Vishwanath, Chief Executive Officer

/s/ BRIAN MANTZ

Address:

__________________________

___________________________